Exhibit 99.1

EXECUTION VERSION

BroadSoft, Inc.

1.00% Convertible Senior Notes due 2022

Purchase Agreement

September 9, 2015

Barclays Capital Inc.

Goldman, Sachs & Co.

Jefferies LLC

As representatives of the several Initial Purchasers

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

and

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

BroadSoft, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Initial Purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), an aggregate of $175,000,000 principal amount of its 1.00% Convertible Senior Notes due 2022 (the “Firm Securities”), convertible into cash, shares of common stock, par value $0.01 per share, of the Company (“Stock”), or a combination thereof, at the Company’s election, and, at the election of the Initial Purchasers, up to an aggregate of $26,250,000 additional principal amount of 1.00% Convertible Senior Notes due 2022 (the “Optional Securities”) (the Firm Securities and the Optional Securities that the Initial Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

1.	The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

(a)	A preliminary offering memorandum, dated September 9, 2015 (the “Preliminary Offering Memorandum”) has been prepared and an offering memorandum, dated September 9, 2015 (the “Offering Memorandum”) will be prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof, if any. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Memorandum”. Any reference to the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein, and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date, and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Initial Purchaser through the Representatives expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 12:55 a.m. (Eastern time) on the next business day following the date of this Agreement; the Pricing Memorandum as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)6) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by an Initial Purchaser through the Representatives expressly for use therein;

(c)	(i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Memorandum; and (ii) since the most recent quarter end date as of which financial information is given in the Pricing Memorandum, there has not been any (A) change in the capital stock (other than as a result of the exercise of stock options or warrants, or the vesting or settlement of restricted stock units (“RSUs”) or the award of stock options or other rights to acquire Stock in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Memorandum), or (B) change in the long-term debt of the Company or any of its subsidiaries, except for regular payments pursuant to obligations or agreements disclosed in the Pricing Memorandum and other than the issuance of the Securities, or (C) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Memorandum;

(d)	The Company and its subsidiaries have good and marketable title to all material personal property (without considering Intellectual Property, which is covered by Section 1(y) hereof) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries and the Company and its subsidiaries do not own any real property;

(e)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not be reasonably expected, individually or in the aggregate to have a Material Adverse Effect; and each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, except where the failure to so qualify or be in good standing would not be reasonably expected, individually or in the aggregate to have a Material Adverse Effect;

(f)	The Company has an authorized capitalization as set forth in the Pricing Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; a number of shares of Stock equal to the maximum number of shares of Stock deliverable upon conversion of the Securities (including the maximum number of shares of Stock to be delivered upon conversion of the Securities in connection with a “make-whole fundamental change,” and assuming for such purposes that (i) the Initial Purchasers exercise in full their option to purchase the Optional Securities and (ii) the Company delivers solely shares of Stock upon conversion of all Securities, the “Maximum Number of Underlying Stock”) have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Offering Memorandum; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Memorandum) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)	The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered against payment therefor as provided herein and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated on or around September 15, 2015 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum and will be in substantially the form previously delivered to you; and a number of shares of Stock equal to the Maximum Number of Underlying Stock reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, and the issuance of such Stock will not be subject to any preemptive or similar rights;

(h)	The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the Indenture and the Securities. The execution and delivery of this Agreement has been duly and validly authorized by all necessary action on the part of the Company.

(i)	Neither the issuance, sale and delivery of the Securities nor the use of the proceeds from the sale of the Securities by the Company as described in the Pricing Disclosure Package and the Offering Memorandum will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(j)	Prior to the date hereof, neither the Company nor, to the best of the Company’s knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which could reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(k)	The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement (including the issuance of Stock upon conversion of the Securities) and the consummation of the transactions herein and therein contemplated and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture (including the issuance of Stock upon conversion of the Securities), except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers;

(l)

Neither the Company nor any of its subsidiaries is in (i) violation of its charter or organizational documentation or (ii) default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for such defaults as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

(m)	The statements set forth in the Pricing Memorandum and the Offering Memorandum under the caption “Description of Notes” and “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the documents referred to therein, fairly present, in all material respects, such terms or documents;

(n)	Other than as set forth in the Pricing Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

(o)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(p)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(q)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)	Neither the Company nor any person acting on its behalf (other than the Initial Purchasers, as to which no representation is given) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

(s)	Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(t)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u)	Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective for purposes of the foregoing;

(w)	To the Company’s knowledge, PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(x)	With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) (collectively, the “Board”), (iii) the per share exercise price of each compensatory stock option granted by the Company reflects the per share fair market value of the Company’s common stock on the date of grant, as determined by the Board, (iv) each such grant was made in accordance with the terms of the Company Stock Plans, and (v) each such grant was properly accounted for in accordance with GAAP;

(y)	To the best of the Company’s knowledge, the Company does not infringe any patent, copyright, or trademark rights of others. To the best of the Company’s knowledge, all trade secrets, know how, technical processes and procedures developed and belonging to the Company which are material to the business of the Company and which have not been patented have been kept confidential. To the best of the Company’s knowledge, the Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, processes, owned computer software, patents, copyrights and trademarks required for the business of the Company as it now exists and the Company believes that the Company can obtain any such rights as necessary for the conduct of its business as planned to be conducted and, to the best of its knowledge, is not using and has not used any confidential information, trade secrets, or computer software (not licensed to the Company) required for its products of any former employer of any of its past or present employees;

(z)	No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Exchange Act to be described in the Exchange Act Reports and that is not so described in such documents and in the Pricing Memorandum;

(aa)	The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all material tax returns required to be filed through the date hereof (except for (i) any taxes that are being disputed in good faith by appropriate proceedings and for which the Company or such subsidiary, as appropriate, holds adequate reserves in accordance with GAAP and (ii) those returns for which a request for extension has been filed); and except as otherwise disclosed in the Pricing Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(bb)	The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus (without considering Intellectual Property, which is covered by Section 1(y) hereof), except where the failure to possess or make the same would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Pricing Memorandum; neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not be reasonably expected, individually or in the aggregate to have a Material Adverse Effect;

(cc)	No material labor or employment dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor dispute with, the employees of any of its or its subsidiaries’ principal suppliers, or contractors that, if it occurred, would be reasonably expected to have a Material Adverse Effect;

(dd)	The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(ee)	There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(ff)	(i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) for each Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year;

(gg)	The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(hh)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act of 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ii)	The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) to the extent applicable to the Company or any of its subsidiaries, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(jj)	None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as purchaser, advisor, investor or otherwise) of Sanctions;

(kk)	No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company (for clarification, each of BroadSoft Australia Pty Limited; BroadSoft Technologies Private Limited; BroadSoft Italy, S.r.l., BroadSoft Finland Oy; BroadSoft Ltd.; BroadSoft Brazil Software Ltda.; BroadSoft Mexico SA DE CV; BroadSoft Bulgaria EOOD; BroadSoft SAS; BroadSoft Germany GmbH; finocom AG, BroadSoft UK Holding Company Limited and BroadSoft UK Operating Company Limited may not pay dividends to the Company because they are owned by subsidiaries of the Company, rather than by the Company directly), from repaying to the Company any loans or advances to such subsidiary from the Company or from making any other distribution on such subsidiary’s capital stock or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(ll)	Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Memorandum and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects;

(mm)	There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), that are applicable to the Company as of the date hereof, including Section 402 related to loans;

(nn)	No subsidiary of the Company holds more than five percent of the assets of the Company, measured on a consolidated basis or contributes more than five percent of the revenue or income of the Company, measured on a consolidated basis;

(oo)	The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Commission pursuant to the Exchange Act on or after December 31, 2014 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, the “Company Reports”). Each of the Company Reports complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Exchange Act and any rules and regulations promulgated thereunder. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed or furnished with the Commission subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the Commission with respect to any of the Company Reports; and

(pp)	Since the Applicable Date, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of The NASDAQ Stock Market LLC’s Global Market (“NASDAQ”).

2.	Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Initial Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities that such Initial Purchaser is entitled to purchase as set forth opposite the name of such Initial Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Initial Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Initial Purchasers the right to purchase at their election up to $26,250,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2 for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than one business day after the date of such notice or later than October 15, 2015.

3.	Upon the authorization by you of the release of the Securities, the several Initial Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Initial Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)

It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A;

(b)	It is an Institutional Accredited Investor; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

4.	(a)

The Securities to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global Securities (collectively, the “Global Note”) in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Jefferies LLC at DTC. The Company will cause the Global Note to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on September 15, 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Initial Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Initial Purchasers pursuant to Section 8(i) hereof, will be delivered at such time and date at the office of Cooley LLP, 11951 Freedom Drive, Reston, Virginia 20190 (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Initial Purchasers:

(a)	To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities, if any, for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Initial Purchasers with written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the date of the Offering Memorandum, not to (i) offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than (A) the Securities to be sold hereunder, including any Stock to be issued upon conversion thereof, (B) Stock issued pursuant to outstanding options or other rights under employee equity plans existing on the date of this Agreement, (C) any options, restricted stock units or other rights to acquire Stock granted under employee equity plans existing on the date of this Agreement, and any Stock issued by the Company upon exercise of stock options or the vesting of such equity, (D) Stock issued upon the exercise, conversion or exchange of other exercisable, convertible or exchangeable securities outstanding as of the date of this Agreement; or (E) the issuance of shares of Stock in connection with one or more acquisitions of another company or pursuant to an equipment leasing arrangement or debt financing not to exceed, in the aggregate, a number of shares of Stock having a market value (calculated using the last reported sale price), as of the close of the market on the trading day immediately prior to the date on which the Company enters into a binding agreement to issue such shares, of seventy-five million dollars ($75,000,000) (it being understood that the Stock issued by the Company to such parties shall be subject to lock-up letters on the same terms as the lock-up letters described in Section 8(h) hereof)) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than pursuant to employee equity plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) without your prior written consent;

(e)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act (which may be satisfied by voluntarily filing with the Commission’s EDGAR system);

(g)	To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy its obligations under this Section 5(g) by filing such documents with the Commission’s EDGAR system;

(h)	During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been acquired by any of them (other than pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being “restricted securities”);

(i)	To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Memorandum under the caption “Use of Proceeds”;

(j)	To reserve and keep available at all times, free of preemptive rights, a number of shares of Stock equal to the Maximum Number of Underlying Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(k)	To use its best efforts to list, subject to notice of issuance, a number of shares of Stock equal to the Maximum Number of Underlying Stock on the NASDAQ.

6.	(a)

(i) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii) Each Initial Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets), is hereinafter referred to as an “Initial Purchaser Supplemental Disclosure Document”); and

(iii) The Company represents and agrees that any Company Supplemental Disclosure Document or Initial Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Representatives is listed on Schedule II(b) hereto.

7.	The Company covenants and agrees with the several Initial Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities, if any, and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) the cost of printing or producing any agreement among Initial Purchasers, this Agreement, the Indenture, the Securities, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities, if any, for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the listing of a number of shares of Stock equal to the Maximum Number of Underlying Stock; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Initial Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, shall have furnished to you its written opinion or opinions, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters;

(b)	Cooley LLP, counsel for the Company, shall have furnished to you their written opinion and letter of negative assurance, in each case, dated such Time of Delivery, in form and substance reasonably satisfactory to you to the effect set forth in Annex III hereto;

(c)	On the date of the Offering Memorandum concurrently with the execution of this Agreement and also at such Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

(d)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Memorandum, and (ii) since the respective dates as of which information is given in the Pricing Memorandum there shall not have been any change in the capital stock (other than as a result of the exercise of stock options or warrants or the vesting or settlement of RSUs or the award of stock options or other rights to acquire Stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Memorandum) or change in the long-term debt of the Company or any of its subsidiaries (except for regular payments pursuant to obligations disclosed in or contemplated by the Pricing Memorandum) or any Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Memorandum;

(e)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Virginia state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum;

(g)	A number of shares of Stock equal to the Maximum Number of Underlying Stock shall have been duly listed, subject to notice of issuance, on NASDAQ;

(h)	The Company shall have obtained and delivered to the Initial Purchasers executed copies of an agreement from each of the Company’s directors and executive officers substantially in the form set forth as Annex I hereto;

(i)	The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section, and as to such other matters as you may reasonably request;

(k)	The Initial Purchasers shall have received an executed original copy of the Indenture;

(l)	The Securities shall be eligible for clearance and settlement through the facilities of DTC; and

(m)	The chief financial officer of the Company shall have furnished to the Representatives a certificate, dated the date hereof and such Time of Delivery, respectively, in form and substance satisfactory to the Representatives.

9.	(a)

The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein.

(b)	Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein; and each Initial Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 9 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.	(a)

If any Initial Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Memorandum which in your opinion may thereby be made reasonably necessary. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any controlling person of any Initial Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Initial Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Initial Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Initial Purchaser except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133, in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and in care of Jefferies LLC, 520 Madison Street, New York, New York 10022, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Secretary; provided, however, that any notice to an Initial Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Initial Purchaser at its address set forth in its Initial Purchasers’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Initial Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

18.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS

OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.	The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Initial Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is In accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Initial Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement among Initial Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, BroadSoft, Inc.

By:	/s/ James A. Tholen
Name: James A. Tholen
Title: Chief Financial Officer

Accepted as of the date hereof:

Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

Goldman, Sachs & Co.

By:	/s/ Richard Cohn
	Name:	Richard Cohn
	Title:	Managing Director

Jefferies LLC

By:	/a/ A. Colyer Curtis
	Name:	A. Colyer Curtis
	Title:	Managing Director

On behalf of each of the Initial Purchasers

SCHEDULE I

Initial Purchaser	Principal Amount of Securities to be Purchased
Barclays Capital Inc.	$58,334,000
Goldman, Sachs & Co.	58,333,000
Jefferies LLC	58,333,000

Total	$175,000,000

Schedule I-1

SCHEDULE II

(a)	Additional Documents Incorporated by Reference:

None

(b)	Company Supplemental Disclosure Documents:

Electronic Roadshow Presentation, dated September 9, 2015

Schedule II-1

SCHEDULE III

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED SEPTEMBER 10, 2015

BROADSOFT, INC.

$175,000,000

1.00% CONVERTIBLE SENIOR NOTES DUE 2022

The information in this pricing term sheet supplements BroadSoft, Inc.’s preliminary offering memorandum, dated September 9, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. References herein to “we,” “our” and “us” refer only to BroadSoft, Inc. and not to its subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	BroadSoft, Inc., a Delaware corporation.

Ticker/Exchange for Issuer’s Common Stock:	“BSFT”/The NASDAQ Global Select Market.

Notes:	1.00% Convertible Senior Notes due 2022.

Principal Amount:	$175,000,000, plus up to an additional $26,250,000 principal amount pursuant to the initial purchasers’ option to purchase additional Notes.

Denominations:	$1,000 and multiples of $1,000 in excess thereof.

Ranking:	Senior unsecured.

Maturity:	September 1, 2022, unless earlier repurchased, redeemed or converted.

Redemption at Issuer’s Option:	Issuer may not redeem the Notes prior to September 1, 2019. Issuer may redeem for cash all or any portion of the Notes, at Issuer’s option, on or after September 1, 2019 if the last reported sale price of Issuer’s Common Stock is equal to or greater than 140% of the Conversion Price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which Issuer provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that Issuer is not required to redeem or retire the Notes periodically.

Issuer will give notice of any redemption not less than 35 scheduled trading days nor more than 60 scheduled trading days before the redemption date by mail or electronic delivery to the trustee, the paying agent (if other than the trustee) and each holder of Notes. See “Description of Notes—Optional Redemption” in the Preliminary Offering Memorandum.

Fundamental Change:	If Issuer undergoes a “fundamental change” (as defined in the Preliminary Offering Memorandum), subject to certain conditions, holders may require Issuer to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Offering Memorandum.

Interest Rate:	1.00% per year.

Interest Payment Dates:	Interest will accrue from September 15, 2015 and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2016.

Interest Record Dates:	February 15 and August 15 of each year, immediately preceding any March 1 or September 1 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from the Settlement Date.

Trade Date:	September 10, 2015.

Settlement Date:	September 15, 2015.

Last Reported Sale Price of Issuer’s Common Stock on September 9, 2015:	$31.61 per share.

Initial Conversion Rate:	25.8249 shares of Issuer’s Common Stock per $1,000 principal amount of Notes.

Initial Conversion Price:	Approximately $38.72 per share of Issuer’s Common Stock.

Conversion Premium:	Approximately 22.50% above the Last Reported Sale Price of Issuer’s Common Stock on September 9, 2015.

Settlement Method:	Cash, shares of Issuer’s Common Stock or a combination of cash and shares of Issuer’s Common Stock, at Issuer’s election, as described in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Barclays Capital Inc.

Goldman, Sachs & Co.

Jefferies LLC

CUSIP Number (144A):	11133B AC6

ISIN (144A):	US11133BAC63

Listing:	None.

Use of Proceeds:	Issuer estimates that the proceeds from the offering will be approximately $169.3 million (or $194.8 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses.

Concurrently with the closing of the offering, Issuer agreed to repurchase approximately $51 million principal amount of the Issuer’s 1.50%

3

Convertible Senior Notes due 2018 (the “2018 Notes”) in privately negotiated transactions effected through one or more of the initial purchasers as Issuer’s agent for an aggregate purchase price of approximately $53 million. Additionally, Issuer agreed to use approximately $25 million of the net proceeds from the offering to repurchase shares of Issuer’s Common Stock from purchasers of Notes in privately negotiated transactions effected through one or more of the initial purchasers as Issuer’s agent.

Issuer intends to use the remaining net proceeds from the offering for general corporate purposes, which may include the acquisition of, or investment in, complementary businesses, products or technologies and additional repurchases of the 2018 Notes. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Concurrent Repurchases of Shares of Issuer’s Common Stock:
Issuer agreed to repurchase 790,880 shares of Issuer’s Common Stock from purchasers of Notes in privately negotiated transactions effected through one or more of the initial purchasers as Issuer’s agent concurrently with the closing of the offering at the Last Reported Sale Price of Issuer’s Common Stock on September 9, 2015, which was $31.61 per share, for a total purchase price of approximately $25 million. Such repurchases could increase, or prevent a decrease in, the market price of Issuer’s Common Stock or the Notes concurrently with the pricing of the Notes, and could result in a higher effective Conversion Price for the Notes.

Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or During a Redemption Period:

Following the occurrence of a “make-whole fundamental change” (as defined in the Preliminary Offering Memorandum), or if Issuer issues a notice of redemption on or after September 1, 2019 as described under “Description of Notes—Optional Redemption” in the Preliminary Offering Memorandum, Issuer will increase the Conversion Rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change, or during the “redemption period” (as defined in the Preliminary Offering Memorandum) related to such notice of redemption, in certain circumstances, as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change or during a Redemption Period” in the Preliminary Offering Memorandum.

The following table sets forth the number of additional shares, if any, by which the Conversion Rate will be increased per $1,000 principal amount of Notes for conversions in connection with a make-whole fundamental change or during a redemption period for each “stock price” and “effective date” or “redemption notice date,” as the case may be, set forth below:

4

	Stock Price
Effective Date / Redemption Notice Date	$31.61	$35.00	$38.72	$40.00	$45.00	$50.00	$54.21	$60.00	$70.00	$80.00	$100.00	$125.00
September 15, 2015	5.8106	4.6869	3.7628	3.5010	2.6815	2.0961	1.7264	1.3444	0.9053	0.6314	0.3286	0.1538
September 1, 2016	5.8106	4.5943	3.6445	3.3772	2.5469	1.9619	1.5971	1.2250	0.8058	0.5506	0.2766	0.1241
September 1, 2017	5.8106	4.5165	3.5269	3.2508	2.4014	1.8135	1.4530	1.0919	0.6959	0.4628	0.2222	0.0946
September 1, 2018	5.8106	4.4400	3.3951	3.1066	2.2309	1.6390	1.2843	0.9379	0.5723	0.3670	0.1666	0.0667
September 1, 2019	5.8106	4.3321	3.2133	2.9088	2.0021	1.4103	1.0680	0.7462	0.4263	0.2597	0.1101	0.0412
September 1, 2020	5.8106	4.1402	2.9199	2.5954	1.6587	1.0830	0.7703	0.4964	0.2529	0.1428	0.0573	0.0209
September 1, 2021	5.8106	3.7380	2.3602	2.0110	1.0710	0.5718	0.3417	0.1756	0.0678	0.0356	0.0165	0.0065
September 1, 2022	5.8106	2.7465	0.0015	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates or redemption notice dates, as the case may be, may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table above or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as the case may be, in the table above, the number of additional shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as the case may be, as applicable, based on a 365-day year.

•	If the stock price is greater than $125.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum), no additional shares will be added to the Conversion Rate.

•	If the stock price is less than $31.61 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum), no additional shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate per $1,000 principal amount of Notes exceed 31.6355 shares of Issuer’s Common Stock, subject to adjustment in the same manner as the Conversion Rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes and any shares of Issuer’s Common Stock issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The Notes and any shares of Issuer’s Common Stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

5

A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting (i) Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 888-603-5847, or by emailing Barclaysprospectus@broadridge.com, (ii) Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 212-902-1171, or by emailing prospectus-ny@ny.email.gs.com or (iii) Jefferies LLC, by telephone at 877-547-6340, or by emailing Prospectus_Department@Jefferies.com.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

[Remainder of Page Intentionally Blank]

6

ANNEX I

BroadSoft, Inc.

Lock-Up Agreement

September     , 2015

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Re: BroadSoft, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into a purchase agreement (the “Purchase Agreement”) on behalf of the several initial purchasers named in Schedule I to such agreement (collectively, the “Purchasers”), with BroadSoft, Inc., a Delaware corporation (the “Company”), providing for an offering of convertible senior notes of the Company (the “Notes”) in a transaction not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be convertible into cash, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination thereof, at the Company’s election.

In consideration of the agreement by the Purchasers to offer and sell the Notes, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (the “SEC”) (collectively, the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to or derives any significant part of its value from such securities.

Annex I-1

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the date of the final offering memorandum used to sell the Notes.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (b) upon death by will or intestacy, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, (c) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; provided that, with respect to (a), (b) and (c) hereof, (i) any such transfer shall not involve a disposition for value and (ii) no public filings, including but not limited to filings pursuant to Rule 144 of the Securities Act, or pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to be filed by the undersigned during the Lock-Up Period and no such filings are voluntarily filed by the undersigned during the Lock-Up Period, (d) with the prior written consent of the Representatives on behalf of the Purchasers or (e) pursuant to any written plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect on or prior to the date of this Lock-Up Agreement relating to the sale of the Undersigned’s Shares.

Notwithstanding the foregoing, during the Lock-Up Period, the undersigned may establish a new trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not (a) provide for any transfers of Common Stock, and (b) no public filings or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, in either case during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering of the Notes. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors, and assigns. This Lock-Up Agreement shall automatically terminate upon the earlier to occur, if any, of (a) the date that the Company advises the Representatives in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the offering of the Notes, or (b) termination of the Purchase Agreement before the closing of the offering of the Notes. Notwithstanding the foregoing, in the event that the offering of the Notes is not consummated on or before October 31, 2015, this Lock-Up Agreement shall terminate and its provisions shall be of no further force and effect.

Annex I-2

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Annex I-3

ANNEX II

Pursuant to Section 8(c) of the Purchase Agreement, the accountants shall furnish letters to the Initial Purchasers to the effect that:

(i)	We are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Accounting Oversight Board (United States);

(ii)	In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii)	The unaudited summary financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in the Offering Memorandum agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such three fiscal years;

(iv)	On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements incorporated by reference in the Offering Memorandum, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)	the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows incorporated by reference in the Offering Memorandum are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows incorporated by reference in the Offering Memorandum;

(B)	any other unaudited income statement data and balance sheet items included or incorporated by reference in the Offering Memorandum do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements incorporated by reference in the Offering Memorandum;

(C)

the unaudited financial statements which were not included or incorporated by reference in the Offering Memorandum but from which were derived any unaudited condensed financial statements referred to in clause (A) and any

Annex II-1

unaudited income statement data and balance sheet items included or incorporated by reference in the Offering Memorandum and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements incorporated by reference in the Offering Memorandum;

(D)	any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)	as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options or warrants or settlement of RSUs and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements incorporated by reference in the Offering Memorandum or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet incorporated by reference in the Offering Memorandum except in each case for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter; and

(F)	for the period from the date of the latest financial statements incorporated by reference in the Offering Memorandum to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter; and

(v)	In addition to the examination referred to in their report(s) included in the Offering Memorandum and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear or are incorporated by reference in the Offering Memorandum, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Annex II-2